ARTICLES OF INCORPORATION
				       OF
		    Ricketts Enterprises International Inc.
			      A Close Corporation

								  FILED
							     93FEB23 PH5:19
							   SECRETARY OF STATE
							  TALLAHASSEE FLORIDA


	 The undersigned natural person(s), of the age of 21 or more, acting to form a corpoation under the corporate laws of the state of Florida do hereby certify the following:

FIRST: The name of the corporation shall be Ricketts Enterprises International Inc.

SECOND: The address of the initial registered office of the corporation is 200 A John Knox Road, in the city of Tallahassee County of Leon. The name of the registered agent located at said address is Larry Wolfe.

THIRD: The principal address of the corporation is 374 Islip Ave., Islip
NY 11751

FOURTH: The purpose for which this corporation is organized shall be to engage in any lawful act or activity for which corporations may be organized under the Florida Business Corporation Act.

FIFTH: The total authorized stock of this corporation is divided into 1000 shares of no par value,

SIXTH: The number of directors constituting the initial board of directors is two, and the name(s) and address(es) who will serve as directors until the first annual meeting of shareholders or until their successors are as follows:

Garfield Ricketts 258 Southlaws Ave., N. Great River NY 11722-3407 Una. Ricketts same as above

SEVENTH: The duration of the corporation perpetual.

EIGHTH: The name(s) and address(es) of the persons who are to act as Incorporator(s) are as follows:

	 Kimberly Andras c/o the Company Corporation
	 Three Christina Centre, 201 N. Walnut St., Wilmington DE 19801

We (I), the undersigned, being all the Incorporators of the corporation identified above, declare that we have examined the foregoing this 16th day ofFebruary, 1993.

/s/ Kimberly Andras
----------------------------------
State of Delaware                  County of New Castle

THE FOREGOING Instrument was acknowledged and sworn to before me this 16th day of February, 1993 by Kimberly Andras.
					    /s/ SIGNATURE ILLEGIBLE
					    ------------------------------------
					    Notary Public

This document was prepared by Kimberly Andras, Three Christina Centre, 201 N.Walnut Street, Wilmington DE 19801 (302) 575-0440

CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICLE FOR THE SERVICE OF PROCESS WITHIN FLORIDA, NAMING AGENT UPON PROCESS MAY BE SERVED.

								  FILED
							      93FEB23 PH5:19
							   SECRETARY OF STATE
							  TALLAHASSEE FLORIDA

      In compliance with Section 43.091, Florida Statutes, the following is submitted:


	 First, this Ricketts Enterprises International Inc. desiring to organize under the laws of the state of Florida with its principal place of business located in the city of Tallahassee, State of Florida, has named Larry Wolfe located at 200-A John Knox Road, Tallahassee FL 32309-6643 as its agent for service of process within Florida.

	 Having been named to accept service of process for the above stated corporation, at the place designated in this Certificate, I hereby agree to act in this capacity, and I further agree to comply with the provisions of all statutes relative to the proper and complete performance of my duties.

					/s/ Larry Wolfe
					---------------------------------
					Larry Wolfe

					      2/16/93
					---------------------------------
					Date